Exhibit 10.12

AMENDMENT

TO THE

PROMISSORY NOTE

THIS AMENDMENT TO THE PROMISSORY NOTE by and between Apimeds Pharmaceuticals US, Inc. a Delaware corporation (the “Company”), and Apimeds Inc., a South Korean corporation (the “Holder”) is made and entered into as of December 5, 2023 (this “Amendment”).

W I T N E S S E T H

WHEREAS, the Company has previously executed and delivered a promissory note to the Holder in the principal amount of $160,000.00 (the “Note”; capitalized terms used herein shall have the meanings ascribed to such terms in the Note) on March 21, 2022;

WHEREAS, the parties desire to amend the Note in accordance with the terms contained in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

Amendments to the Note

1. Section 3 of the Note entitled “Loan Term” is hereby deleted in its entirety and simultaneously replaced with the following:

3. The outstanding principal balance and all accrued and updated interest thereon shall be due upon the earlier of (i) December 31, 2026, or (ii) consummation of a Qualified Offering (as defined below).

3(a) Conversion of Note. This Note shall be convertible into shares of the Company’s Common Stock at a price of $1.00 per share (“Conversion Price”), on the terms and conditions set forth as follows:

(i) Optional Conversion. The Holder may, in its sole discretion, determine to convert all or part of the outstanding principal amount due hereunder and any accrued interest thereon into fully paid and nonassessable shares of Common Stock at the Conversion Price. The number of shares of Common Stock issuable upon conversion of any conversion amount shall be equal to the quotient of dividing the Conversion Amount by the Conversion Price. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

(ii) Mandatory Conversion. Simultaneous with the consummation of a Qualified Offering, the outstanding principal amount due hereunder and all accrued interest hereon shall automatically be converted into fully paid and nonassessable shares of Common Stock at the Conversion Price. The number of shares of Common Stock issuable upon conversion of any conversion amount pursuant shall be equal to the quotient of dividing the conversion amount by the Conversion Price. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

Qualified Offering” shall mean an offering of Common Stock (and other securities potentially) resulting in the listing for trading of the Common Stock on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

2. Reference. On and after the date hereof, each reference in the Note to “this Agreement”, “this Note”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Note in any other agreement, document or other instrument, shall mean, and be a reference to the Note, as amended by this Amendment.

3. Counterparts. This Amendment may be executed in one or more counterparts and by facsimile or other electronic transmission, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

4. Captions. The captions used in this Amendment are intended for convenience of reference only, shall not constitute any part of this Amendment and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Amendment.

5. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, representatives and the permitted successors and assigns of the parties hereto.

6. Conflict. To the extent the terms, conditions and provisions of this Amendment conflict with the terms, conditions and provisions of the Note, the terms, conditions and provisions of this Amendment shall govern and control.

7. Ratification. Except as amended hereby, the terms of the Note shall remain unmodified and in full force and effect and are hereby ratified and confirmed by the Company and Holder.

8. Severability. Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment

9. Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws rules applied in such state.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

APIMEDS PHARMACEUTICALS US, INC

By:	/s/ Erik Emerson
Name:	Erik Emerson
Title:	CEO

APIMEDS INC.

By:	/s/ Jakap Koo
Name:	Jakap Koo
Title	CEO

NOTICE OF CONVERSION

The undersigned hereby elects to convert $_________ of the principal amount of the $160,000 convertible promissory note issued to Apimeds Inc. March 21, 2022 into that number of shares of common stock of Apimeds Pharmaceuticals US, Inc., a Delaware corporation according to the conditions set forth in such convertible promissory note as of the date written below.

Date of Conversion:

Conversion Amount:

Conversion Price:

Shares to be Delivered:

EIN:

By:
Name:
Title

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